EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-QSB for the period ended June 30, 2003 (the “Form 10-QSB”) of Surrey Bank & Trust (the “Company”), we, Edward C. Ashby, III, Chief Executive Officer of the Company, and Mark H. Towe, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a) the Form 10-QSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-QSB.

By: /s/ Edward C. Ashby, III	Date: November 13, 2003
Edward C. Ashby, III.
President and Chief Executive Officer

By: /s/ Mark H. Towe	Date: November 13, 2003
Mark H. Towe
Sr. Vice-President and Chief Financial Officer

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